Filed Pursuant to Rule 424(b)(3)
Registration No. 333-172952
PROSPECTUS SUPPLEMENT NO. 5
TO PROSPECTUS DATED MARCH 29, 2011
SITEL, LLC
Sitel Finance Corp.
Offer to Exchange
Up to $300,000,000 aggregate principal amount
of our 11.5% Senior Notes due 2018
(which we refer to as Exchange Notes)
and the guarantees thereof which have been registered
under the Securities Act of 1933, as amended,
for all of our outstanding unregistered
11.5% Senior Notes due 2018 issued on March 18, 2010
(which we refer to as Senior Notes)
and the guarantees thereof.
This prospectus supplement supplements the information previously provided in the prospectus dated March 29, 2011 (including any supplements thereto, the “Prospectus”) with respect to our offer to exchange new registered 11.5% Senior Notes due 2018 for all of our outstanding unregistered 11.5% Senior Notes due 2018. This prospectus supplement includes our attached Current Report on Form 8-K, as filed with the Securities and Exchange Commission on June 10, 2011. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus.
See “Risk Factors” beginning on page 18 of the Prospectus for a discussion of certain risks you should consider before participating in the exchange offer.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is June 10, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 7, 2011
SITEL Worldwide Corporation
(Exact name of registrant as specified in its charter)

Delaware	333-172952	16-1556476
(State or other jurisdiction	(Commission file number)	(IRS employer identification
of incorporation)		number)

3102 West End Avenue
Two American Center, Suite 1000
Nashville, Tennessee 37203	37203
(Address of principal executive offices)	(Zip Code)
(615) 301-7100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreements.
On June 7, 2011, SITEL Worldwide Corporation (“Sitel”) entered into extension agreements (the “Revolver Extension Agreements”) pursuant to which it extended the maturity date for $21,250,000 of commitments on its U.S. revolver, $15,385,000 of which are drawn, and $10,000,000 of commitments on its U.K. revolver, $4,937,089 of which are drawn, to January 30, 2016.
The pricing of the extended portion of the U.S. revolver is based, at our option, on (a) LIBOR plus the applicable margin of 6.75% or (b) the higher of (i) the federal funds rate plus 0.5% or (ii) the banks’ prime rate, plus the applicable margin of 5.75%. The pricing of the extended portion of the U.K. revolver is based, at our option, on (a) LIBOR plus the applicable margin of 6.75% or (b) EURIBOR plus the applicable margin of 6.75%. The non-extended portions of the U.S. and U.K. revolver will maintain their original pricing.
On June 8, 2011, Sitel entered into an extension agreement (the “Term Extension Agreement”) pursuant to which it extended the maturity date for $9,934,891 of the U.S. term loan to January 30, 2017.
The pricing of the extended portion of the U.S. term loan is based, at our option, on (a) LIBOR plus the applicable margin of 6.75% or (b) the higher of (i) the federal funds rate plus 0.5% and (ii) the banks’ prime rate, plus the applicable margin of 5.75%. The non-extended portions of the U.S. term loan will maintain their original pricing.
A copy of the Revolver Extension Agreements and the Term Extension Agreement are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K. The descriptions of the material terms of the Revolver Extension Agreements and the Term Extension Agreement are qualified in their entirety by reference to such exhibits.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant
The disclosures under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Extension Agreement, dated as of June 7, 2011, among SITEL, LLC, ClientLogic Holding Limited, SITEL CANADA CORPORATION (f/k/a ClientLogic Canada Corporation), the guarantors party thereto, the U.S. revolver lenders party thereto, and Goldman Sachs Credit Partners L.P., as administrative agent.

10.2	Extension Agreement, dated as of June 7, 2011, among SITEL, LLC, ClientLogic Holding Limited, SITEL CANADA CORPORATION (f/k/a ClientLogic Canada Corporation), the guarantors party thereto, the U.K. revolver lenders party thereto, and Goldman Sachs Credit Partners L.P., as administrative agent.

10.3	Extension Agreement, dated as of June 8, 2011, among SITEL, LLC, ClientLogic Holding Limited, SITEL CANADA CORPORATION (f/k/a ClientLogic Canada Corporation), the guarantors party thereto, the U.S. term loan lenders party thereto, and Goldman Sachs Credit Partners L.P., as administrative agent.

2

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITEL Worldwide Corporation (Registrant)
By:	/s/ David Beckman
	Name:	David Beckman
	Title:	Secretary

Date: June 10, 2011

3

Exhibit Number	Exhibit Description
10.1	Extension Agreement, dated as of June 7, 2011, among SITEL, LLC, ClientLogic Holding Limited, SITEL CANADA CORPORATION (f/k/a ClientLogic Canada Corporation), the guarantors party thereto, the U.S. revolver lenders party thereto, and Goldman Sachs Credit Partners L.P., as administrative agent.

10.2	Extension Agreement, dated as of June 7, 2011, among SITEL, LLC, ClientLogic Holding Limited, SITEL CANADA CORPORATION (f/k/a ClientLogic Canada Corporation), the guarantors party thereto, the U.K. revolver lenders party thereto, and Goldman Sachs Credit Partners L.P., as administrative agent.

10.3	Extension Agreement, dated as of June 8, 2011, among SITEL, LLC, ClientLogic Holding Limited, SITEL CANADA CORPORATION (f/k/a ClientLogic Canada Corporation), the guarantors party thereto, the U.S. term loan lenders party thereto, and Goldman Sachs Credit Partners L.P., as administrative agent.

4

Exhibit 10.1
EXTENSION AGREEMENT
General Electric Capital Corporation
401 Merritt Seven, 4th Floor
Norwalk, CT 06851
GE Business Financial Services Inc.
(formerly known as Merrill Lynch Business Financial Services Inc.)
401 Merritt Seven, 4th Floor
Norwalk, CT 06851
Fifth Third Bank
424 Church Street, Suite 600
Nashville, TN 37219
June 7, 2011
SITEL, LLC
c/o SITEL Worldwide Corporation
Two American Center
3102 West End Avenue, Suite 1000
Nashville, TN 37203
Attention: Mr. Neal Miller, Treasurer
Telecopier No.: 615-301-7377
Telephone No.: 615-301-7150
Goldman Sachs Credit Partners L.P.,
as Administrative Agent
200 West Street
New York, New York 10282-2198
Ladies and Gentlemen:
Reference is made to the Credit Agreement, dated as of January 30, 2007, among SITEL, LLC, a Delaware limited liability company (“U.S. Borrower”), ClientLogic Holding Limited, a company incorporated in England and Wales under company number 3530981 (“UK Borrower”), SITEL CANADA CORPORATION, an Ontario corporation (“Canadian Borrower”, and Canadian Borrower, collectively with U.S. Borrower and UK Borrower, the “Borrowers”), the other Credit Parties party thereto, the Lenders from time to time party thereto, Goldman Sachs Credit Partners L.P., as Joint Lead Arranger, Joint Bookrunner, Administrative Agent (together with its permitted successor(s) in such capacity, “Administrative Agent”) and Collateral Agent (together with its permitted successor(s) in such capacity, “Collateral Agent”), and General Electric Capital Corporation, as Syndication Agent (in such capacity, “Syndication Agent”) (as amended as of December 9, 2008, as amended as of April 21, 2009, as amended as of February 18, 2010, as amended as of May 12, 2011 and as it may be further amended, restated, supplemented or otherwise modified through the date hereof, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.
Each Lender party to this letter agreement (this “Extension Agreement”, and each such Lender, an “Extending Lender”) hereby severally agrees to convert on June 7, 2011 the Original U.S. Revolving Commitments set forth on such Lender’s applicable Extension Election and Original U.S. Revolving Loans thereunder to an Extended U.S. Revolving Commitment and related Extended U.S. Revolving Loans with the terms set forth on Annex I hereto. Each Extended U.S. Revolving Commitment and related Extended U.S. Revolving Loans provided pursuant to this Extension Agreement shall be subject to the terms and conditions set forth in the Credit Agreement. Each Extending Lender also agrees that the provisions set forth on Annex I attached hereto shall be applicable to its Extended U.S. Revolving Commitments and related Extended U.S. Revolving Loans.
The U.S. Dollars Swing Line Lender party to this Extension Agreement (the “Extending Swing Line Lender”) hereby agrees to extend its commitment to make U.S. Dollars Swing Line Loans until the scheduled final maturity date and commitment termination date of the Extended U.S. Revolving Commitments and related Extended U.S. Revolving Loans set forth on Annex I hereto. Each U.S. Dollars Swing Line Loan shall be subject to the terms and conditions set forth in the Credit Agreement.
Each Extending Lender and the Extending Swing Line Lender hereby:
1. confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Extension Agreement;
2. agrees that it will, independently and without reliance upon the Administrative Agent, the other Agents, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;
3. appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents or any other instrument or document furnished pursuant thereto as are delegated to the Agents by the terms thereof, together with such powers as are reasonably incidental thereto;
4. agrees that its Extended U.S. Revolving Commitments resulting from the effectiveness of this Extension Agreement (if any) shall be referred to as “Tranche A Extended U.S. Revolving Commitments”;
5. authorizes the Agents to execute such amendments to the Loan Documents as are considered to be necessary or advisable pursuant to Section 1.17 of the Credit Agreement;

6. agrees that it will continue to perform, in accordance therewith, all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender;
7. to the extent required by Section 1.11 of the Credit Agreement, in the case of each Non-US Lender, attaches the forms prescribed by the Internal Revenue Service of the United States, certifying as to its entitlement to a complete exemption from United States withholding taxes with respect to all payments to be made under the Credit Agreement and the other Loan Documents; and
8. (a) acknowledges and agrees that the Fourth Amendment complies in all respects with the Credit Agreement (prior to giving effect to the Fourth Amendment), including Section 11.1 thereof, and consents and agrees to the amendments and other agreements made in the Second Amendment, (b) acknowledges and agrees that this Extension Agreement complies in all respects with the Credit Agreement, including Sections 1.17 and 11.1 thereof, and (c) consents in accordance with the Credit Agreement, including Sections 1.17 and 11.1 thereof, to the extensions and other agreements contemplated herein.
Each Credit Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Extension Agreement and consents to the supplement of the Fourth Amendment and/or the Credit Agreement effected pursuant to this Extension Agreement. Each Credit Party hereby confirms that the Guaranty by such Credit Party will continue to guarantee, to the fullest extent possible in accordance with such Guaranty, the payment and performance of all applicable Obligations. Each Credit Party hereby confirms that each relevant Collateral Document to which it is a party or otherwise bound and all Collateral of such Credit Party encumbered thereby will continue to secure, to the fullest extent possible in accordance with such Collateral Document, the payment and performance of all Obligations of such Credit Party.
Each Credit Party acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound, as amended (including as amended and modified by this Extension Agreement), shall continue in full force and effect and that all of its obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Extension Agreement. Each Credit Party represents and warrants that, after giving effect to the amendments and other agreements made in this Extension Agreement, all representations and warranties made by it in each Loan Document to which it is a party or otherwise bound are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.
The U.S. Borrower and each other Credit Party party hereto has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Extended U.S. Revolving Commitments are secured in accordance with the Collateral Documents (other than with respect to modification agreements to Mortgages, if any, that shall be provided no later than 60 days (or such greater number of days as agreed to by Administrative Agent in its sole discretion) following the effective date of this Extension Agreement).

In order to induce Lenders and/or the U.S. Dollars Swing Line Lender to enter into this Extension Agreement and to supplement the Fourth Amendment and/or the Credit Agreement in the manner provided herein, the U.S. Borrower and each other Credit Party represents and warrants to the Administrative Agent and each Lender and/or the U.S. Dollars Swing Line Lender that the following statements are true and correct in all material respects:
1. Each Credit Party which is party hereto has all requisite power and authority to enter into this Extension Agreement.
2. The execution and delivery of this Extension Agreement by each Credit Party that is a party hereto have been duly authorized by all necessary action on the part of each such Credit Party.
3. The execution, delivery and performance by each Credit Party of this Extension Agreement (including the extensions of maturity contemplated hereby) does not and will not (i) violate any applicable law or regulation, or any order or decree of any court or Governmental Authority except where such violation would not reasonably be expected to have a Material Adverse Effect, (ii) contravene any provision of such Person’s charter, bylaws or partnership or operating agreement, memorandum or articles of association (or equivalent) as applicable, (iii) conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound except where such conflict, breach or default would not reasonably be expected to have a Material Adverse Effect, (iv) result in the creation or imposition of any Lien upon any material property of such Person other than those in favor of Collateral Agent, on behalf of itself and Secured Parties, pursuant to the Loan Documents other than Liens permitted hereunder and (v) require the consent or approval of any Governmental Authority, other than those which have been (or will be within any applicable statutory time limits) duly obtained, made or complied with on or prior to the date hereof.
4. No registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority is or will be required in connection with the execution and delivery by each Credit Party of this Extension Agreement.
5. This Extension Agreement has been duly executed and delivered by each of the Credit Parties that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
6. After giving effect to the amendments and other agreements made in this Extension Agreement, the representations and warranties contained in Section 3 of the Credit Agreement (after giving effect to this Extension Agreement) are and will be true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

7. After giving effect to the amendments and other agreements made in this Extension Agreement, no event has occurred and is continuing that would constitute an Event of Default or a Default.
Upon the execution of a counterpart of this Extension Agreement by the U.S. Borrower and each other Credit Party, each Extending Lender and the U.S. Dollars Swing Line Lender, the delivery to the Administrative Agent of a fully executed copy hereof (including by way of counterparts and by electronic delivery) and the payment of any fees required in connection herewith, this Extension Agreement and the conversions, extensions and other agreements contemplated herein shall become effective as of June 7, 2011. The parties hereto agree that (a) the aggregate principal amount of Original U.S. Revolving Commitments converted into Extended U.S. Revolving Commitments pursuant to this Extension Agreement is $21,250,000 and (b) the aggregate principal amount of Original U.S. Revolving Loans related to such Original U.S. Revolving Commitments converted into Extended U.S. Revolving Loans pursuant to this Extension Agreement is $15,385,000.
After the effectiveness of this Extension Agreement in accordance with the preceding paragraph, this Extension Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Loan Documents pursuant to Section 11.1 of the Credit Agreement.
THIS EXTENSION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.
This Extension Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
[Remainder of this page intentionally left blank.]

Very truly yours, GE BUSINESS FINANCIAL SERVICES INC. (formerly known as Merrill Lynch Business Financial Services Inc.), as an Extended U.S. Revolving Lender
By:	/s/ Janani Sharma
	Name:	Janani Sharma
	Title:	Duly Authorized Signatory

GENERAL ELECTRIC CAPITAL CORPORATION, as an Extended U.S. Revolving Lender
By:	/s/ Janani Sharma
	Name:	Janani Sharma
	Title:	Duly Authorized Signatory

FIFTH THIRD BANK, as an Extended U.S. Revolving Lender
By:	/s/ Lisa R. Cook
	Name:	Lisa R. Cook
	Title:	AVP

[Signature Page to Extension Agreement (US)]

GOLDMAN SACHS CREDIT PARTNERS L.P., as U.S. Dollars Swing Line Lender
By:	/s/ Gabe Jacobson
	Name:	Gabe Jacobson
	Title:	Authorized Signatory

[Signature Page to Extension Agreement (US)]

ACCEPTED AND AGREED AS OF THE DATE FIRST WRITTEN ABOVE: SITEL, LLC
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

CLIENTLOGIC HOLDING LIMITED
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Director

SITEL CANADA CORPORATION
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

[Signature Page to Extension Agreement (US)]

SITEL WORLDWIDE CORPORATION
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Global Chief Financial Officer

SITEL OPERATING CORPORATION
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

SERVICE ZONE HOLDINGS, LLC
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

CATALOG RESOURCES, INC.
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

SITEL INTERNATIONAL HOLDINGS, INC.
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

[Signature Page to Extension Agreement (US)]

1293219 ONTARIO INC.
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

1293220 ONTARIO INC.
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

SITEL MEXICO S.A. DE C.V.
By:	/s/ David Beckman
	Name:	David Beckman
	Title:	Secretary

CLIENTLOGIC (UK) HOLDING LIMITED
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Director

CLIENTLOGIC LIMITED
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Director

CLIENTLOGIC (UK) LIMITED
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Chairman

[Signature Page to Extension Agreement (US)]

SITEL INTERNATIONAL, LLC
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

NATIONAL ACTION FINANCIAL SERVICES, INC.
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

SITEL CUSTOMER CARE, INC.
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

SITEL TELESERVICES CANADA, INC.
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

SITEL (BVI) INTERNATIONAL, INC.
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

[Signature Page to Extension Agreement (US)]

SITEL EUROPE LIMITED
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Chairman

SITEL UK LIMITED
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Chairman

SITEL NEW ZEALAND LIMITED
By:	/s/ Steven Barker
	Name:	Steven Barker
	Title:	General Manager APAC / Director

CLIENTLOGIC B.V.
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Chairman

SYSTEMS INTEGRATED TELEMARKETING NETHERLANDS B.V.
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Chairman of Board

[Signature Page to Extension Agreement (US)]

SITEL GMBH
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Chairman of Board

SRM INKASSO GMBH
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Chairman of Board

SITEL IBERICA TELESERVICES, S.A.U.
By:	/s/ Pedro Lozano
	Name:	Pedro Lozano
	Title:	General Manager / Director

SITEL BELGIUM NV
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Chairman of Board

SITEL FINANCE CORP.
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

SITEL PANAMA, S.A.
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

[Signature Page to Extension Agreement (US)]

SITEL PHILIPPINES CORPORATION
By:	/s/ Steven Barker
	Name:	Steven Barker
	Title:	General Manager APAC / Director

[Signature Page to Extension Agreement (US)]

GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent
By:	/s/ Gabe Jacobson
	Name:	Gabe Jacobson
	Title:	Authorized Signatory

[Signature Page to Extension Agreement (US)]

ANNEX I TO EXTENSION AGREEMENT
1. Scheduled final maturity date and commitment termination date of such Extended U.S. Revolving Commitments and related Extended U.S. Revolving Loans: January 30, 2016
2. Applicable Margin for such Extended U.S. Revolving Loans: Applicable Index Margin = 5.75% and Applicable LIBOR Margin = 6.75%
3. Applicable Unused Line Fee Margin for such Extended U.S. Revolving Commitments and related Extended U.S. Revolving Loans: 0.50%
4. Name of class of such Extended U.S. Revolving Commitments (and Extended U.S. Revolving Loans): Such Extended U.S. Revolving Commitments (and Extended U.S. Revolving Loans) shall, from and after the Effective Date, be part of the Tranche A Extended U.S. Revolving Commitments (and Tranche A Extended U.S. Revolving Credit Advances) class for all purposes of the Credit Agreement, including with respect to paragraph 5 below)
5. Any Extension Series of Extended U.S. Revolving Commitments established on or after the Effective Date shall comply with the following requirement: If any Extension Series of Extended U.S. Revolving Commitments is established on or after the Effective Date, the Lenders who hold Tranche A Extended U.S. Revolving Commitment or have made Tranche A Extended U.S. Revolving Credit Advances shall, at their option, be allowed to amend the terms of their Tranche A Extended U.S. Revolving Commitments and Tranche A Extended U.S. Revolving Credit Advances to conform to the terms of any such Extension Series (including, without limitation, with respect to maturity date and Weighted Average Yield)

Exhibit 10.2
EXTENSION AGREEMENT
GE Corporate Finance Bank SAS
London Branch
30 Berkeley Square
London W1J 6EW
United Kingdon
June 7, 2011
ClientLogic Holding Limited
c/o SITEL Worldwide Corporation
Two American Center
3102 West End Avenue, Suite 1000
Nashville, TN 37203
Attention: Mr. Neal Miller, Treasurer
Telecopier No.: 615-301-7377
Telephone No.: 615-301-7150
Goldman Sachs Credit Partners L.P.,
as Administrative Agent
200 West Street
New York, New York 10282-2198
Ladies and Gentlemen:
Reference is made to the Credit Agreement, dated as of January 30, 2007, among SITEL, LLC, a Delaware limited liability company (“U.S. Borrower”), ClientLogic Holding Limited, a company incorporated in England and Wales under company number 3530981 (“UK Borrower”), SITEL CANADA CORPORATION, an Ontario corporation (“Canadian Borrower”, and Canadian Borrower, collectively with U.S. Borrower and UK Borrower, the “Borrowers”), the other Credit Parties party thereto, the Lenders from time to time party thereto, Goldman Sachs Credit Partners L.P., as Joint Lead Arranger, Joint Bookrunner, Administrative Agent (together with its permitted successor(s) in such capacity, “Administrative Agent”) and Collateral Agent (together with its permitted successor(s) in such capacity, “Collateral Agent”), and General Electric Capital Corporation, as Syndication Agent (in such capacity, “Syndication Agent”) (as amended as of December 9, 2008, as amended as of April 21, 2009, as amended as of February 18, 2010, as amended as of May 12, 2011 and as it may be further amended, restated, supplemented or otherwise modified through the date hereof, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.
Each Lender party to this letter agreement (this “Extension Agreement”, and each such Lender, an “Extending Lender”) hereby severally agrees to convert on June 7, 2011 the Original UK

Revolving Commitments set forth on such Lender’s applicable Extension Election and Original UK Revolving Loans thereunder to an Extended UK Revolving Commitment and related Extended UK Revolving Loans with the terms set forth on Annex I hereto. Each Extended UK Revolving Commitment and related Extended UK Revolving Loans provided pursuant to this Extension Agreement shall be subject to the terms and conditions set forth in the Credit Agreement. Each Extending Lender also agrees that the provisions set forth on Annex I attached hereto shall be applicable to its Extended UK Revolving Commitments and related Extended UK Revolving Loans.
The Sterling Swing Line Lender party to this Extension Agreement (the “Extending Sterling Swing Line Lender”) hereby agrees to extend its commitment to make Sterling Swing Line Loans until the scheduled final maturity date and commitment termination date of the Extended UK Revolving Commitments and related Extended UK Revolving Loans set forth on Annex I hereto. Each Sterling Swing Line Loan shall be subject to the terms and conditions set forth in the Credit Agreement.
The Euro Swing Line Lender party to this Extension Agreement (the “Extending Euro Swing Line Lender”) hereby agrees to extend its commitment to make Euro Swing Line Loans until the scheduled final maturity date and commitment termination date of the Extended UK Revolving Commitments and related Extended UK Revolving Loans set forth on Annex I hereto. Each Euro Swing Line Loan shall be subject to the terms and conditions set forth in the Credit Agreement.
Each Extending Lender, the Extending Sterling Swing Line Lender and the Extending Euro Swing Line Lender hereby:
1. confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Extension Agreement;
2. agrees that it will, independently and without reliance upon the Administrative Agent, the other Agents, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;
3. appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents or any other instrument or document furnished pursuant thereto as are delegated to the Agents by the terms thereof, together with such powers as are reasonably incidental thereto;
4. agrees that its Extended UK Revolving Commitments resulting from the effectiveness of this Extension Agreement (if any) shall be referred to as “Tranche A Extended UK Revolving Commitments”;

5. authorizes the Agents to execute such amendments to the Loan Documents as are considered to be necessary or advisable pursuant to Section 1.17 of the Credit Agreement;
6. agrees that it will continue to perform, in accordance therewith, all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender;
7. to the extent required by Section 1.11 of the Credit Agreement, in the case of each Non-US Lender, attaches the forms prescribed by the Internal Revenue Service of the United States, certifying as to its entitlement to a complete exemption from United States withholding taxes with respect to all payments to be made under the Credit Agreement and the other Loan Documents; and
8. (a) acknowledges and agrees that the Fourth Amendment complies in all respects with the Credit Agreement (prior to giving effect to the Fourth Amendment), including Section 11.1 thereof, and consents and agrees to the amendments and other agreements made in the Second Amendment, (b) acknowledges and agrees that this Extension Agreement complies in all respects with the Credit Agreement, including Sections 1.17 and 11.1 thereof, and (c) consents in accordance with the Credit Agreement, including Sections 1.17 and 11.1 thereof, to the extensions and other agreements contemplated herein.
Each Credit Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Extension Agreement and consents to the supplement of the Fourth Amendment and/or the Credit Agreement effected pursuant to this Extension Agreement. Each Credit Party hereby confirms that the Guaranty by such Credit Party will continue to guarantee, to the fullest extent possible in accordance with such Guaranty, the payment and performance of all applicable Obligations. Each Credit Party hereby confirms that each relevant Collateral Document to which it is a party or otherwise bound and all Collateral of such Credit Party encumbered thereby will continue to secure, to the fullest extent possible in accordance with such Collateral Document, the payment and performance of all Obligations of such Credit Party.
Each Credit Party acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound, as amended (including as amended and modified by this Extension Agreement), shall continue in full force and effect and that all of its obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Extension Agreement. Each Credit Party represents and warrants that, after giving effect to the amendments and other agreements made in this Extension Agreement, all representations and warranties made by it in each Loan Document to which it is a party or otherwise bound are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.
The UK Borrower and each other Credit Party party hereto has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Extended UK Revolving Commitments are secured in accordance with the Collateral Documents (other than with respect to modification agreements to Mortgages, if any, that shall be provided no later than 60 days (or such greater number of days as agreed to by Administrative Agent in its sole discretion) following the effective date of this Extension Agreement).
In order to induce Lenders, the Sterling Swing Line Lender and/or the Euro Swing Line Lender to enter into this Extension Agreement and to supplement the Fourth Amendment and/or the Credit Agreement in the manner provided herein, the UK Borrower and each other Credit Party represents and warrants to the Administrative Agent and each Lender, the Sterling Swing Line Lender and/or the Euro Swing Line Lender that the following statements are true and correct in all material respects:
1. Each Credit Party which is party hereto has all requisite power and authority to enter into this Extension Agreement.
2. The execution and delivery of this Extension Agreement by each Credit Party that is a party hereto have been duly authorized by all necessary action on the part of each such Credit Party.
3. The execution, delivery and performance by each Credit Party of this Extension Agreement (including the extensions of maturity contemplated hereby) does not and will not (i) violate any applicable law or regulation, or any order or decree of any court or Governmental Authority except where such violation would not reasonably be expected to have a Material Adverse Effect, (ii) contravene any provision of such Person’s charter, bylaws or partnership or operating agreement, memorandum or articles of association (or equivalent) as applicable, (iii) conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound except where such conflict, breach or default would not reasonably be expected to have a Material Adverse Effect, (iv) result in the creation or imposition of any Lien upon any material property of such Person other than those in favor of Collateral Agent, on behalf of itself and Secured Parties, pursuant to the Loan Documents other than Liens permitted hereunder and (v) require the consent or approval of any Governmental Authority, other than those which have been (or will be within any applicable statutory time limits) duly obtained, made or complied with on or prior to the date hereof.
4. No registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority is or will be required in connection with the execution and delivery by each Credit Party of this Extension Agreement.
5. This Extension Agreement has been duly executed and delivered by each of the Credit Parties that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
6. After giving effect to the amendments and other agreements made in this Extension Agreement, the representations and warranties contained in Section 3 of the Credit Agreement (after giving effect to this Extension Agreement) are and will be true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

7. After giving effect to the amendments and other agreements made in this Extension Agreement, no event has occurred and is continuing that would constitute an Event of Default or a Default.
Upon the execution of a counterpart of this Extension Agreement by the UK Borrower and each other Credit Party, each Extending Lender, the Sterling Swing Line Lender, and the Euro Swing Line Lender, the delivery to the Administrative Agent of a fully executed copy hereof (including by way of counterparts and by electronic delivery) and the payment of any fees required in connection herewith, this Extension Agreement and the conversions, extensions and other agreements contemplated herein shall become effective as of June 7, 2011. The parties hereto agree that (a) the aggregate principal amount of Original UK Revolving Commitments converted into Extended UK Revolving Commitments pursuant to this Extension Agreement is $10,000,000 and (b) the aggregate principal amount of Original UK Revolving Loans related to such Original UK Revolving Commitments converted into Extended UK Revolving Loans pursuant to this Extension Agreement is $4,937,089.29.
After the effectiveness of this Extension Agreement in accordance with the preceding paragraph, this Extension Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Loan Documents pursuant to Section 11.1 of the Credit Agreement.
THIS EXTENSION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.
This Extension Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
[Remainder of this page intentionally left blank.]

Very truly yours, GE CORPORATE FINANCE BANK SAS, as an Extended UK Revolving Lender
By:	/s/ Adrian Clulow
	Name:	Adrian Clulow
	Title:	Authorized Signatory

By:	/s/ Nicole Gates
	Name:	Nicole Gates
	Title:	Managing Director

[Signature Page to Extension Agreement (UK)]

GOLDMAN SACHS CREDIT PARTNERS L.P., as Sterling Swing Line Lender
By:	/s/ Gabe Jacobson
	Name:	Gabe Jacobson
	Title:	Authorized Signatory

GOLDMAN SACHS CREDIT PARTNERS L.P., as Euro Swing Line Lender
By:	/s/ Gabe Jacobson
	Name:	Gabe Jacobson
	Title:	Authorized Signatory

[Signature Page to Extension Agreement (UK)]

ACCEPTED AND AGREED AS OF THE DATE FIRST WRITTEN ABOVE: SITEL, LLC
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

CLIENTLOGIC HOLDING LIMITED
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Director

SITEL CANADA CORPORATION
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

[Signature Page to Extension Agreement (UK)]

SITEL WORLDWIDE CORPORATION
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Global Chief Financial Officer

SITEL OPERATING CORPORATION
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

SERVICE ZONE HOLDINGS, LLC
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

CATALOG RESOURCES, INC.
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

SITEL INTERNATIONAL HOLDINGS, INC.
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

[Signature Page to Extension Agreement (UK)]

1293219 ONTARIO INC.
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

1293220 ONTARIO INC.
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

SITEL MEXICO S.A. DE C.V.
By:	/s/ David Beckman
	Name:	David Beckman
	Title:	Secretary

CLIENTLOGIC (UK) HOLDING LIMITED
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Director

CLIENTLOGIC LIMITED
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Director

CLIENTLOGIC (UK) LIMITED
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Chairman

[Signature Page to Extension Agreement (UK)]

SITEL INTERNATIONAL, LLC
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

NATIONAL ACTION FINANCIAL SERVICES, INC.
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

SITEL CUSTOMER CARE, INC.
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

SITEL TELESERVICES CANADA, INC.
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

SITEL (BVI) INTERNATIONAL, INC.
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

[Signature Page to Extension Agreement (UK)]

SITEL EUROPE LIMITED
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Chairman

SITEL UK LIMITED
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Chairman

SITEL NEW ZEALAND LIMITED
By:	/s/ Steven Barker
	Name:	Steven Barker
	Title:	Director

CLIENTLOGIC B.V.
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Chairman

SYSTEMS INTEGRATED TELEMARKETING NETHERLANDS B.V.
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Chairman of Board

[Signature Page to Extension Agreement (UK)]

SITEL GMBH
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Chairman of Board

SRM INKASSO GMBH
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Chairman of Board

SITEL IBERICA TELESERVICES, S.A.U.
By:	/s/ Pedro Lozano
	Name:	Pedro Lozano
	Title:	General Manager / Director

SITEL BELGIUM NV
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Chairman of Board

SITEL FINANCE CORP.
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

SITEL PANAMA, S.A.
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

[Signature Page to Extension Agreement (UK)]

SITEL PHILIPPINES CORPORATION
By:	/s/ Steven Barker
	Name:	Steven Barker
	Title:	Director

[Signature Page to Extension Agreement (UK)]

GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent
By:	/s/ Gabe Jacobson
	Name:	Gabe Jacobson
	Title:	Authorized Signatory

[Signature Page to Extension Agreement (UK)]

ANNEX I TO EXTENSION AGREEMENT
1. Scheduled final maturity date and commitment termination date of such Extended UK Revolving Commitments and related Extended UK Revolving Loans: January 30, 2016
2. Applicable Margin for such Extended UK Revolving Loans: Applicable EURIBOR Margin = 6.75% and Applicable LIBOR Margin = 6.75%
3. Applicable Unused Line Fee Margin for such Extended UK Revolving Commitments and related Extended UK Revolving Loans: 0.50%
4. Name of class of such Extended UK Revolving Commitments (and Extended UK Revolving Loans): Such Extended UK Revolving Commitments (and Extended UK Revolving Loans) shall, from and after the Effective Date, be part of the Tranche A Extended UK Revolving Commitments (and Tranche A Extended UK Revolving Credit Advances) class for all purposes of the Credit Agreement, including with respect to paragraph 5 below)
5. Any Extension Series of Extended UK Revolving Commitments established on or after the Effective Date shall comply with the following requirement: If any Extension Series of Extended UK Revolving Commitments is established on or after the Effective Date, the Lenders who hold Tranche A Extended UK Revolving Commitment or have made Tranche A Extended UK Revolving Credit Advances shall, at their option, be allowed to amend the terms of their Tranche A Extended UK Revolving Commitments and Tranche A Extended UK Revolving Credit Advances to conform to the terms of any such Extension Series (including, without limitation, with respect to maturity date and Weighted Average Yield)

Exhibit 10.3
EXTENSION AGREEMENT
June 8, 2011
SITEL, LLC
c/o SITEL Worldwide Corporation
Two American Center
3102 West End Avenue, Suite 1000
Nashville, TN 37203
Attention: Mr. Neal Miller, Treasurer
Telecopier No.: 615-301-7377
Telephone No.: 615-301-7150
Goldman Sachs Credit Partners L.P.,
as Administrative Agent
200 West Street
New York, New York 10282-2198
Ladies and Gentlemen:
Reference is made to the Credit Agreement, dated as of January 30, 2007, among SITEL, LLC, a Delaware limited liability company (“U.S. Borrower”), ClientLogic Holding Limited, a company incorporated in England and Wales under company number 3530981 (“UK Borrower”), SITEL CANADA CORPORATION, an Ontario corporation (“Canadian Borrower”, and Canadian Borrower, collectively with U.S. Borrower and UK Borrower, the “Borrowers”), the other Credit Parties party thereto, the Lenders from time to time party thereto, Goldman Sachs Credit Partners L.P., as Joint Lead Arranger, Joint Bookrunner, Administrative Agent (together with its permitted successor(s) in such capacity, “Administrative Agent”) and Collateral Agent (together with its permitted successor(s) in such capacity, “Collateral Agent”), and General Electric Capital Corporation, as Syndication Agent (in such capacity, “Syndication Agent”) (as amended as of December 9, 2008, as amended as of April 21, 2009, as amended as of February 18, 2010, as amended as of May 12, 2011 and as it may be further amended, restated, supplemented or otherwise modified through the date hereof, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.
Each Lender party to this letter agreement (this “Extension Agreement”, and each such Lender, an “Extending Lender”) hereby severally agrees to convert on June 8, 2011 (the “Effective Date”) the Original U.S. Term Loans set forth on such Lender’s applicable Extension Election to Extended U.S. Term Loans with the terms set forth on Annex I hereto. Each Extended U.S. Term Loan provided pursuant to this Extension Agreement shall be subject to the terms and conditions set forth in the Credit Agreement. Each Extending Lender also agrees that the provisions set forth on Annex I attached hereto shall be applicable to its Extended U.S. Term Loans.

Each Extending Lender hereby:
1. confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Extension Agreement;
2. agrees that it will, independently and without reliance upon the Administrative Agent, the other Agents, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;
3. appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents or any other instrument or document furnished pursuant thereto as are delegated to the Agents by the terms thereof, together with such powers as are reasonably incidental thereto;
4. agrees that its Extended U.S. Term Loans resulting from the effectiveness of this Extension Agreement (if any) shall be referred to as “Tranche A Extended U.S. Term Loans”;
5. authorizes the Agents to execute such amendments to the Loan Documents as are considered to be necessary or advisable pursuant to Section 1.17 of the Credit Agreement;
6. agrees that it will continue to perform, in accordance therewith, all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender;
7. to the extent required by Section 1.11 of the Credit Agreement, in the case of each Non-US Lender, attaches the forms prescribed by the Internal Revenue Service of the United States, certifying as to its entitlement to a complete exemption from United States withholding taxes with respect to all payments to be made under the Credit Agreement and the other Loan Documents; and
8. (a) acknowledges and agrees that the Fourth Amendment complies in all respects with the Credit Agreement (prior to giving effect to the Fourth Amendment), including Section 11.1 thereof, and consents and agrees to the amendments and other agreements made in the Second Amendment, (b) acknowledges and agrees that this Extension Agreement complies in all respects with the Credit Agreement, including Sections 1.17 and 11.1 thereof, and (c) consents in accordance with the Credit Agreement, including Sections 1.17 and 11.1 thereof, to the extensions and other agreements contemplated herein.
Each Credit Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Extension Agreement and consents to the supplement of the Fourth Amendment and/or the Credit Agreement effected pursuant to this Extension Agreement. Each Credit Party hereby confirms that the Guaranty by such Credit Party will continue to guarantee, to the fullest extent possible in accordance with such Guaranty, the payment and performance of all applicable Obligations. Each Credit Party hereby confirms that each relevant Collateral Document to which it is a party or otherwise bound and all Collateral of such Credit Party encumbered thereby will continue to secure, to the fullest extent possible in accordance with such Collateral Document, the payment and performance of all Obligations of such Credit Party.
Each Credit Party acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound, as amended (including as amended and modified by this Extension Agreement), shall continue in full force and effect and that all of its obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Extension Agreement. Each Credit Party represents and warrants that, after giving effect to the amendments and other agreements made in this Extension Agreement, all representations and warranties made by it in each Loan Document to which it is a party or otherwise bound are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.
The U.S. Borrower and each other Credit Party party hereto has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Extended U.S. Term Loans are secured in accordance with the Collateral Documents (other than with respect to modification agreements to Mortgages, if any, that shall be provided no later than 60 days (or such greater number of days as agreed to by Administrative Agent in its sole discretion) following the effective date of this Extension Agreement).
In order to induce Lenders to enter into this Extension Agreement and to supplement the Fourth Amendment and/or the Credit Agreement in the manner provided herein, the U.S. Borrower and each other Credit Party represents and warrants to the Administrative Agent and each Lender that the following statements are true and correct in all material respects:
1. Each Credit Party which is party hereto has all requisite power and authority to enter into this Extension Agreement.
2. The execution and delivery of this Extension Agreement by each Credit Party that is a party hereto have been duly authorized by all necessary action on the part of each such Credit Party.
3. The execution, delivery and performance by each Credit Party of this Extension Agreement (including the extensions of maturity contemplated hereby) does not and will not (i) violate any applicable law or regulation, or any order or decree of any court or Governmental Authority except where such violation would not reasonably be expected to have a Material Adverse Effect, (ii) contravene any provision of such Person’s charter, bylaws or partnership or operating agreement, memorandum or articles of association (or equivalent) as applicable, (iii) conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound except where such conflict, breach or default would not reasonably be expected to have a Material Adverse Effect, (iv) result in the creation or imposition of any Lien upon any material property of such Person other than those in favor of Collateral Agent, on behalf of itself and Secured Parties, pursuant to the Loan Documents other than Liens permitted hereunder and (v) require the consent or approval of any Governmental Authority, other than those which have been (or will be within any applicable statutory time limits) duly obtained, made or complied with on or prior to the date hereof.

4. No registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority is or will be required in connection with the execution and delivery by each Credit Party of this Extension Agreement.
5. This Extension Agreement has been duly executed and delivered by each of the Credit Parties that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
6. After giving effect to the amendments and other agreements made in this Extension Agreement, the representations and warranties contained in Section 3 of the Credit Agreement (after giving effect to this Extension Agreement) are and will be true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.
7. After giving effect to the amendments and other agreements made in this Extension Agreement, no event has occurred and is continuing that would constitute an Event of Default or a Default.
Upon the execution of a counterpart of this Extension Agreement by the U.S. Borrower and each other Credit Party and each Extending Lender, the delivery to the Administrative Agent of a fully executed copy hereof (including by way of counterparts and by electronic delivery) and the payment of any fees required in connection herewith, this Extension Agreement and the conversions, extensions and other agreements contemplated herein shall become effective as of June 8, 2011. The parties hereto agree that the aggregate principal amount of Original U.S. Term Loans converted into Extended U.S. Term Loans pursuant to this Extension Agreement is $9,934,890.66.
After the effectiveness of this Extension Agreement in accordance with the preceding paragraph, this Extension Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Loan Documents pursuant to Section 11.1 of the Credit Agreement.
THIS EXTENSION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED

AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.
This Extension Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
[Remainder of this page intentionally left blank.]

Very truly yours, KATONAH X CLO LTD, as an Extended U.S. Term Lender
By:	/s/ Daniel Gilligan
	Name:	Daniel Gilligan
	Title:	Authorized Officer Katonah Debt Advisors, L.L.C. As Manager

[Signature Page to Extension Agreement (US Term Loan)]

NOB HILL CLO, LIMITED, as an Extended U.S. Term Lender
By:	/s/ Bradley Kane
	Name:	Bradley Kane
	Title:	Portfolio Manager

NOB HILL CLO II LIMITED, as an Extended U.S. Term Lender
By:	/s/ Bradley Kane
	Name:	Bradley Kane
	Title:	Portfolio Manager

[Signature Page to Extension Agreement (US Term Loan)]

APOSTLE LOOMIS SAYLES SENIOR LOAN FUND, as an Extended U.S. Term Lender

By: Loomis, Sayles & Company, L.P., its Investment Manager

By: Loomis, Sayles & Company, Incorporated, its General Partner

By:	/s/ Mary McCarthy
Name: Mary McCarthy
Title: Vice President

CONFLUENT 4 LIMITED, as an Extended U.S. Term Lender

By: Loomis, Sayles & Company, L.P., as Sub-Manager

By: Loomis, Sayles & Company, Incorporated, its General Partner

By:	/s/ Mary McCarthy
Name: Mary McCarthy
Title: Vice President

LOOMIS SAYLES CLO I, LTD., as an Extended U.S. Term Lender

By: Loomis, Sayles & Company, L.P., its Collateral Manager

By: Loomis, Sayles & Company, Incorporated, its General Partner

By:	/s/ Mary McCarthy
Name: Mary McCarthy
Title: Vice President
[Signature Page to Extension Agreement (US Term Loan)]

THE LOOMIS SAYLES SENIOR LOAN FUND, LLC, as an Extended U.S. Term Lender

By: Loomis, Sayles & Company, L.P., its Managing Member

By: Loomis, Sayles & Company, Incorporated, its General Partner

By:	/s/ Mary McCarthy

	Name:	Mary McCarthy
	Title:	Vice President
[Signature Page to Extension Agreement (US Term Loan)]

ACCEPTED AND AGREED AS OF THE DATE FIRST WRITTEN ABOVE: SITEL, LLC
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

CLIENTLOGIC HOLDING LIMITED
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Director

SITEL CANADA CORPORATION
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

[Signature Page to Extension Agreement (US Term Loan)]

SITEL WORLDWIDE CORPORATION
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Global Chief Financial Officer

SITEL OPERATING CORPORATION
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

SERVICE ZONE HOLDINGS, LLC
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

CATALOG RESOURCES, INC.
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

SITEL INTERNATIONAL HOLDINGS, INC.
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

[Signature Page to Extension Agreement (US Term Loan)]

1293219 ONTARIO INC.
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

1293220 ONTARIO INC.
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

SITEL MEXICO S.A. DE C.V.
By:	/s/ David Beckman
	Name:	David Beckman
	Title:	Secretary

CLIENTLOGIC (UK) HOLDING LIMITED
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Director

CLIENTLOGIC LIMITED
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Director

CLIENTLOGIC (UK) LIMITED
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Chairman

[Signature Page to Extension Agreement (US Term Loan)]

SITEL INTERNATIONAL, LLC
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

NATIONAL ACTION FINANCIAL SERVICES, INC.
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

SITEL CUSTOMER CARE, INC.
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

SITEL TELESERVICES CANADA, INC.
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

SITEL (BVI) INTERNATIONAL, INC.
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

[Signature Page to Extension Agreement (US Term Loan)]

SITEL EUROPE LIMITED
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Chairman

SITEL UK LIMITED
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Chairman

SITEL NEW ZEALAND LIMITED
By:	/s/ Steven Barker
	Name:	Steven Barker
	Title:	Director

CLIENTLOGIC B.V.
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Chairman

SYSTEMS INTEGRATED TELEMARKETING NETHERLANDS B.V.
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Chairman of Board

[Signature Page to Extension Agreement (US Term Loan)]

SITEL GMBH
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Chairman of Board

SRM INKASSO GMBH
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Chairman of Board

SITEL IBERICA TELESERVICES, S.A.U.
By:	/s/ Pedro Lozano
	Name:	Pedro Lozano
	Title:	General Manager / Director

SITEL BELGIUM NV
By:	/s/ Tim Schuh
	Name:	Tim Schuh
	Title:	Chairman of Board

SITEL FINANCE CORP.
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

SITEL PANAMA, S.A.
By:	/s/ Patrick Tolbert
	Name:	Patrick Tolbert
	Title:	Chief Financial Officer

[Signature Page to Extension Agreement (US Term Loan)]

SITEL PHILIPPINES CORPORATION
By:	/s/ Steven Barker
	Name:	Steven Barker
	Title:	Director

[Signature Page to Extension Agreement (US Term Loan)]

GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent
By:	/s/ Gabe Jacobson
Name:	Gabe Jacobson
Title:	Authorized Signatory

[Signature Page to Extension Agreement (US Term Loan)]

ANNEX I TO EXTENSION AGREEMENT
1. Extended Term Loan Maturity Date of such Extended U.S. Term Loans: January 30, 2017
2. Applicable U.S. Term Loan Index Margin: 5.75%
3. Applicable U.S. Term Loan LIBOR Margin: 6.75%
4. Scheduled amortization of such Extended U.S. Term Loans: None
5. Such Extended U.S. Term Loans shall, from and after the Effective Date, be part of the Tranche A Extended U.S. Term Loan class for all purposes of the Credit Agreement.